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                                                 April 30, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:  9278 Communications, Inc.

     We have read the statements that we understand 9278 Communications, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under
Item 4.


                                            Yours truly,


                                            /s/ Friedman Alpren & Green LLP
                                            ------------------------------------
                                            Friedman Alpren & Green LLP